Exhibit 23(b)

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
UJB Financial Corp.

     We consent to the use of our report, incorporated herein by reference, and to the reference to our Firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

     The report of KMPG Peat Marwick LLP refers to a change in the method of accounting for certain investments and postemployment benefits in 1994 and a change in the method of accounting for income taxes in 1993.

                                       /s/ KPMG Peat Marwick

                                           KPMG Peat Marwick

Short Hills, New Jersey

July 26, 1995